EXHIBIT 3(a)



                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                    CONECTIV





                         Pursuant to Section 245 of the

                General Corporation Law of the State of Delaware



        Conectiv, a corporation organized and existing under the laws of the

State of Delaware, hereby certifies as follows:



        1. The name of the corporation is Conectiv (the "Corporation"). The

Corporation was originally incorporated under the name DS, Inc., which name was changed to "Conectiv, Inc." on December 24, 1996 and to "Conectiv" on March 1,

1998. The original certificate of incorporation was filed with the Secretary of

State of the State of Delaware on August 8, 1996.



        2. This Restated Certificate of Incorporation restates but does not further amend the Restated Certificate of Incorporation, as heretofore amended,

of the Corporation and has been adopted and approved in accordance with Section

245 of the General Corporation Law of the State of Delaware.



        3. The text of the Certificate of Incorporation, as heretofore amended,

is hereby restated to read in its entirety as follows:

                                   ARTICLE I.



                                      NAME



    The name of the Corporation is Conectiv.



                                   ARTICLE II.



                           REGISTERED OFFICE AND AGENT



        The address of the registered office of the Corporation is 800 King

Street, Wilmington, New Castle County, Delaware 19899, and the name of the registered agent at such office is the Corporation itself.



                                  ARTICLE III.



                                     PURPOSE



        The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General

Corporation Law of the State of Delaware (the "DGCL").





                                   ARTICLE IV.



                                  CAPITAL STOCK



        SECTION I. AUTHORIZATION. The aggregate number of shares of stock which the Corporation shall have authority to issue is one hundred eighty million

(180,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be shares of a class of common stock designated as "Common Stock," having a par value of $0.01 per share (the "Company Common Stock"), ten million

(10,000,000) shares shall be shares of a class of common stock designated as

"Class A Common Stock", having a par value of $0.01 per share (the "Class A

Common Stock"), and twenty million (20,000,000) shares shall be shares of a class of preferred stock having a par value of $.01 per share (the "Preferred

Stock") and issuable in one or more series as hereinafter provided. The Company

Common Stock and the Class A Common Stock shall hereinafter collectively be called "Common Stock" and either shall sometimes be called a class of Common

Stock. Certain capitalized terms used in this Article IV shall have the meanings set forth in Section II.7 of this Article IV. For purposes of this Article IV,

the Class A Common Stock, when issued, shall be considered issued in respect of the Atlantic Utility Group and the Company Common Stock, when issued, shall be considered issued in respect of the Residual Group, in each case upon the terms and subject to the conditions of this Article IV.



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



        SECTION II. COMMON STOCK. The voting powers, preferences and relative,

participating, optional or other special rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows in this Section II.



               1. DIVIDENDS. Subject to any preferences and relative,

participating, optional or special rights of any outstanding series of Preferred

Stock and any qualifications or restrictions on the Common Stock or any class thereof created thereby, dividends may be declared and paid upon the Company

Common Stock and the Class A Common Stock, upon the terms with respect to each such class, and subject to the limitations provided for below in this subsection

1, as the Board of Directors may determine.



                      1.1.   LIMITATION ON DIVIDENDS ON COMPANY COMMON STOCK.

Dividends on Company Common Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor, and (ii)

the Residual Group Available Dividend Amount.



                      1.2.   LIMITATION ON DIVIDENDS ON CLASS A COMMON STOCK.

Dividends on Class A Common Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor, and (ii)

the Atlantic Utility Group Available Dividend Amount.



                      1.3.   DISCRIMINATION IN DIVIDENDS BETWEEN CLASSES OF

COMMON STOCK. The Board of Directors, subject to the provisions of subsections

1.1 and 1.2 of this Section II, may at any time declare and pay dividends exclusively on Company Common Stock, exclusively on Class A Common Stock or on both such classes in equal or unequal amounts, notwithstanding the relative amounts of the Residual Group Available Dividend Amount and the Atlantic Utility

Group Available Dividend Amount, the amount of dividends previously declared on each class, the respective voting or liquidation rights of each class or any other factor.



                      1.4.   SHARE DISTRIBUTIONS. Subject to subsections 1.1

and 1.2, as the case may be, of this Section II, and except as permitted by subsection 4.1 of this Section II, the Board of Directors may declare and pay dividends or distributions of shares of Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Common Stock) on shares of Common Stock or shares of Preferred Stock only as follows:



                             (A)    dividends or distributions of shares of

Company Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Residual Common Stock) on shares of Company Common

Stock or shares of Preferred Stock attributed to the Residual Group;



                             (B) dividends or distributions of shares of Class A

Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of



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



Class A Common Stock) on shares of Class A Common Stock or shares of Preferred

Stock attributed to the Atlantic Utility Group; and



                             (C) dividends or distributions of shares of Class A

Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Class A Common Stock) on shares of Company Common

Stock or shares of Preferred Stock attributed to the Residual Group, but only if the sum of (1) the number of shares of Class A Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued, as the case may be), and

(2) the number of shares of Class A Common Stock that are issuable upon conversion, exchange or exercise of any Convertible Securities then outstanding that are attributed in accordance with this Article IV to the Residual Group is less than or equal to the Number of Shares Issuable with Respect to the

Intergroup Interest.



For purposes of this subsection 1.4, any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible

Securities that are themselves convertible into or exchangeable or exercisable for Company Common Stock or Class A Common Stock (or other Convertible

Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such Convertible

Securities.



               2. VOTING POWERS. Except as otherwise provided by law or by the terms of any outstanding series of Preferred Stock or any provision of the certificate of incorporation of the Corporation restricting the power to vote on a specified matter to other stockholders, the entire voting power of the stockholders of the Corporation shall be vested in the holders of Common Stock of the Corporation, who shall be entitled to vote on any matter on which the holders of stock of the Corporation shall, by law or by the provisions of the certificate of incorporation or bylaws of the Corporation, be entitled to vote,

and each class of Common Stock shall vote thereon together as though one class.

On each matter to be voted on by the holders of all classes of Common Stock voting together as one class, (i) each outstanding share of Company Common Stock shall have one vote, and (ii) each outstanding share of Class A Common Stock shall have one vote. The number of authorized shares of Company Common Stock or of Class A Common Stock may be increased or decreased by the affirmative vote of a majority of the outstanding shares of Common Stock voting as a single class.



               3. LIQUIDATION RIGHTS. In the event of the voluntary or

involuntary dissolution of the Corporation or the liquidation and winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of Preferred Stock are entitled (regardless of the Group to which such shares of Preferred Stock were attributed in accordance with this Article IV), unless otherwise provided in respect of a series of preferred stock by the resolution of the Board of

Directors fixing the liquidation rights and preferences of such series of preferred stock, the holders of



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

the outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation, regardless of the Group to which such assets are attributed in accordance with this Article IV, divided among the holders of Common Stock in accordance with the per share "Liquidation Units"

attributable to each class of Common Stock. Each share of Company Common Stock is hereby attributed one "Liquidation Unit" and each share of Class A Common

Stock is hereby attributed one "Liquidation Unit," in the case of each such class of Common Stock subject to adjustment as determined by the Board of

Directors to be appropriate to reflect any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such class of

Common Stock or any dividend or other distribution of shares of such class of

Common Stock to holders of shares of such class of Common Stock. None of the merger or consolidation of the Corporation into or with any other company, the merger or consolidation of any other company into or with the Corporation, or the sale, transfer or lease of all or any part of the assets of the Corporation,

shall be deemed a liquidation or winding up of the Corporation, or cause the dissolution of the Corporation, for purposes of this subsection 3.



               4. CONVERSION OR REDEMPTION OF COMMON STOCK. The Class A Common

Stock is subject to conversion or redemption upon the terms provided below in this subsection 4.



                      4.1.   CONVERSION OR REDEMPTION OF CLASS A

                             COMMON STOCK.



                             (A)    In the event of the Disposition, in one

transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets attributed to the Atlantic Utility Group to one or more persons or entities (other than (1)

the Disposition by the Corporation of its properties and assets in one transaction or a series of related transactions in connection with the dissolution or the liquidation and winding up of the Corporation and the distribution of assets to stockholders as referred to in subsection 3 of this

Section II, (2) the Disposition of the properties and assets of the Atlantic

Utility Group to all holders of shares of Class A Common Stock and to the

Corporation or subsidiaries thereof, divided among such holders and the

Corporation or subsidiaries thereof on a Pro Rata basis in accordance with the number of shares of Class A Common Stock outstanding and the Number of Shares

Issuable with Respect to the Intergroup Interest, (3) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (4)

pursuant to a Related Business Transaction), the Corporation shall, on or prior to the 85th Trading Day after the date of consummation of such Disposition (the

"Atlantic Utility Group Disposition Date"), pay a dividend on the Class A Common

Stock or redeem some or all of the Class A Common Stock or convert Class A

Common Stock into Company Common Stock (or another class or series of common stock of the Corporation), all as provided by the following subparagraphs (1)

and (2) of this paragraph (A) and to the extent applicable, by subsection 4.3 of this Section II, as the Board of Directors shall have selected among such alternatives:



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



                             (1)    provided that there are funds of the

Corporation legally available therefor:



                                    (a)     pay to the holders of the shares of

Class A Common Stock a dividend, as the Board of Directors shall have declared subject to compliance with subsection 1 of this Section II, in cash and/or in securities (other than a dividend of Common Stock) or other property having a

Fair Value as of the Atlantic Utility Group Disposition Date in the aggregate equal to the product of the Outstanding Atlantic Utility Fraction as of the

record date for determining holders entitled to receive such dividend multiplied by the Fair Value of the Net Proceeds of such Disposition; or



                                    (b)     (i) subject to the last sentence of

this paragraph (A), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to the Atlantic Utility Group,

redeem as of the Redemption Date provided by paragraph (C) of subsection 4.3 of this Section II, all outstanding shares of Class A Common Stock in exchange for cash and/or for securities (other than Common Stock) or other property having a

Fair Value as of the Atlantic Utility Group Disposition Date in the aggregate amount equal to the product of the Outstanding Atlantic Utility Fraction as of such Redemption Date multiplied by the Fair Value of the Net Proceeds of such

Disposition; or



                                            (ii) subject to the last sentence of

this paragraph (A), if such Disposition involves substantially all (but not all)

of the properties and assets attributed to the Atlantic Utility Group, redeem as of the Redemption Date provided by paragraph (D) of subsection 4.3 of this

Section II such number of whole shares of Class A Common Stock (which may be all of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the sixteenth

Trading Day immediately succeeding the Atlantic Utility Group Disposition Date closest to the product of the Outstanding Atlantic Utility Fraction as of the

date such shares are selected for redemption multiplied by the Fair Value as of the Atlantic Utility Group Disposition Date of the Net Proceeds of such

Disposition (but in no event more than all the shares of Class A Common Stock then outstanding), in consideration for cash and/or securities (other than

Common Stock) or other property having a Fair Value in the aggregate equal to such product; or



                             (2) declare that each outstanding share of Class A

Common Stock shall be converted as of the Conversion Date provided by paragraph

(E) of subsection 4.3 of this Section II into a number of fully paid and nonassessable shares of Company Common Stock (or if the Company Common Stock is

not Publicly Traded at such time and shares of another class or series of common stock of the Corporation (other than Class A Common Stock) are then Publicly

Traded, of such other class or series of common stock as has the largest Market

Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by such paragraph

(E)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of Class A

Common Stock over



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



the period of ten consecutive Trading Days beginning on the sixteenth Trading

Day following the Atlantic Utility Group Disposition Date to the average Market

Value of one share of Company Common Stock (or such other class or series of common stock) over the same ten Trading Day period.



                                    Notwithstanding the foregoing provisions of

this paragraph (A), the Corporation shall redeem Class A Common Stock as provided by subparagraph (1)(b)(i) or (1)(b)(ii) of this paragraph (A) only if the amount to be paid in redemption of such stock is less than or equal to the sum of (i) the Atlantic Utility Group Available Dividend Amount as of the

Redemption Date and (ii) the amount determined to be capital in respect of the shares to be redeemed in accordance with applicable corporation law as of the

Redemption Date.



                             (B) For purposes of this subsection 4.1:



                             (1) as of any date, "substantially all of the

properties and assets" attributed to the Atlantic Utility Group shall mean a portion of such properties and assets (x) that represents at least 80% of the

Fair Value of the properties and assets attributed to the Atlantic Utility Group as of such date, or (y) from which were derived at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the

Corporation (calculated on a pro forma basis to include revenues derived from any of such properties and assets acquired during such period) derived from the properties and assets of the Atlantic Utility Group as of such date;



                             (2)    in the case of a Disposition of the

properties and assets attributed to the Atlantic Utility Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and



                             (3)    the Board of Directors may pay any dividend

or redemption price referred to in paragraph (A) of this subsection 4.1 in cash,

securities (other than Common Stock) or other property, regardless of the form or nature of the proceeds of the Disposition.



                             (C) After the payment of the dividend or the

redemption price with respect to the Class A Common Stock provided for by subparagraph (1) of paragraph (A) of this subsection 4.1, the Board of Directors may declare that each share of Class A Common Stock remaining outstanding shall be converted, but only as of a Conversion Date (determined as provided by paragraph (E) of subsection 4.3 of this Section II) prior to the first anniversary of the payment of such dividend or redemption price, into a number of fully paid and nonassessable shares of Company Common Stock (or, if the

Company Common Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Class A Common

Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the



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



close of business on the Trading Day immediately preceding the date of the notice of such conversion required by such paragraph (E)) equal to 110% of the

Market Value Ratio of the Class A Common Stock to the Company Common Stock as of

the fifth Trading Day prior to the date of the notice of such conversion required by such paragraph (E).



                             (D) The Board of Directors may declare that each

outstanding share of Class A Common Stock shall be converted, as of the

Conversion Date provided by paragraph (E) of subsection 4.3 of this Section II,

into the number of fully paid and nonassessable shares of Company Common Stock

(or, if the Company Common Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than

Class A Common Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of conversion required by such paragraph (E) of subsection 4.3) equal to the applicable percentage, on the Conversion Date, set forth below of the Market

Value Ratio of the Class A Common Stock to the Company Common Stock as of the

fifth Trading Day prior to the date of the notice of such conversion required by such paragraph (E):



12 MONTH PERIOD PRIOR TO

THE APPLICABLE ANNIVERSARY                         PERCENTAGE OF

OF THE EFFECTIVE DATE                            MARKET VALUE RATIO

----------------------                           -------------------


First................................................125%

Second...............................................120%

Third................................................115%

Fourth and Thereafter................................110%






                             (E) If the Corporation consummates (i) a tender

offer made by the Corporation for all of the outstanding shares of Class A

Common Stock at an all cash price of at least 110% of the Time-Weighted Market

Price of a share of Class A Common Stock as of the Trading Day immediately preceding the date of such offer or (ii) an exchange offer by the Corporation to exchange each outstanding share of Class A Common Stock into a number of shares of Company Common Stock (or, if the Company Common Stock is not Publicly Traded

at such time and shares of any other class or series of common stock of the

Corporation (other than Class A Common Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of such offer) equal to at least 110% of the Market Value Ratio of the Class A

Common Stock to the Company Common Stock as of the Trading Day immediately preceding the date of such offer, which, in either case, is accepted by the holders of greater than 50% of the outstanding shares of Class A Common Stock,

then the Board of Directors may either (x) provided that there are funds of the

Corporation legally available therefor, redeem as of the Redemption Date provided by paragraph (F) of subsection 4.3 of this Section II each share of

Class A Common Stock



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



remaining outstanding in exchange for cash in an amount equal to the highest cash price paid per share by the Corporation pursuant to such tender offer or to the product of the highest number of shares of Company Common Stock (or such other class or series of common stock of the Corporation) per share issued in exchange for any share of Class A Common Stock pursuant to such exchange offer and the Time-Weighted Market Price of a share of Company Common Stock (or such other class or series of common stock of the Corporation) as of the Trading Day immediately preceding the date of such exchange offer, as the case may be, or

(y) declare that each share of Class A Common Stock remaining outstanding shall be converted as of the Conversion Date provided by paragraph (E) of subsection

4.3 of this Section II into a number of fully paid and nonassessable shares of

Company Common Stock (or, if the Company Common Stock is not Publicly Traded at

such time and shares of any other class or series of common stock of the

Corporation (other than Class A Common Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by such paragraph (E)) equal to the quotient of the highest cash price paid per share by the Corporation pursuant to such tender offer and the Time-Weighted Market Price of a share of Company

Common Stock (or such other class or series of common stock of the Corporation)

as of the Trading Day immediately preceding the date of the notice of such conversion required by such paragraph (E) or to the highest number of shares of

Company Common Stock (or such other class or series of common stock of the

Corporation) per share issued in exchange for any share of Class A Common Stock pursuant to such exchange offer, as the case may be.



                             (F) If any person (including the Corporation) makes

a tender offer to purchase shares of Company Common Stock (or, if the Company

Common Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Class A Common Stock)

are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of such offer) for cash, property or other securities, the holders of shares of Class A Common Stock will be entitled to convert each and any such share of Class A Common Stock into the number of fully paid and nonassessable shares of Company Common Stock (or such other class or series of common stock, as the case may be) equal to 100% of the Market Value

Ratio of the Class A Common Stock to the Company Common Stock as of the Trading

Day immediately preceding the date of such tender offer; provided, that (x) any election by such holder to make such conversion may be fully revoked by such holder with respect to any such share of Class A Common Stock by giving written notice to the Corporation prior to the consummation of such tender offer and (y)

such conversion will only be effective with respect to such shares of Company

Common Stock (or such other class or series of common stock of the Corporation)

issuable upon such conversion which are actually accepted for purchase pursuant to such tender offer.



                             (G) If any person (including the Corporation)

consummates a tender offer for all of the outstanding shares of Company Common

Stock (or, if the Company Common Stock is not Publicly Traded at such time and shares of any other class or



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



series of common stock of the Corporation (other than Class A Common Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of such offer) at an all cash price that is accepted by the holders of greater than 50% of the outstanding shares of Company

Common Stock (or such other class or series of common stock of the Corporation),

then the Board of Directors may either (x) redeem, as of the Redemption Date provided by paragraph (F) of subsection 4.3 of this Section II, each share of

Class A Common Stock outstanding in exchange for cash in an amount equal to the product of the highest cash price paid per share by such person pursuant to such tender offer and the Market Value Ratio of the Class A Common Stock to the

Company Common Stock as of the fifth Trading Day prior to the date of such tender offer or (y) declare that each share of Class A Common Stock outstanding shall be converted as of the Conversion Date provided by paragraph (E) of subsection 4.3 of this Section II into a number of fully paid and nonassessable shares of Company Common Stock (or, if the Company Common Stock is not Publicly

Traded at such time and shares of any other class or series of common stock of the Corporation (other than Class A Common Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market

Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by such paragraph

(E)) equal to the quotient of the highest cash price paid per share by such person pursuant to such tender offer and the Time-Weighted Market Price of a share of Company Common Stock (or such other class or series of common stock of the Corporation) as of the Trading Day immediately preceding the date of the notice of such conversion required by such paragraph (E).



                      4.2.   TREATMENT OF CONVERTIBLE SECURITIES. After any

Conversion Date or Redemption Date on which all outstanding shares of Class A

Common Stock were converted or redeemed, any share of Class A Common Stock that is to be issued on conversion, exchange or exercise of any Convertible

Securities shall, immediately upon such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the

Corporation or its Board of Directors or the holder of such Convertible

Security:



                             (A)    in the event the shares of Class A Common

Stock outstanding on such Conversion Date were converted into shares of Company

Common Stock (or another class or series of common stock of the Corporation)

pursuant to subparagraph (A)(2) or paragraph (C), (D), (E), (F) or (G) of subsection 4.1 of this Section II, be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that the number of shares of Class A Common Stock that were to be issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date; or



                             (B) in the event the shares of Class A Common Stock

outstanding on such Redemption Date were redeemed pursuant to subparagraph

(A)(1)(b) of subsection 4.1 of this Section II, be redeemed, to the extent of funds of the Corporation



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



legally available therefor, for $.01 per share in cash for each share of Class A

Common Stock that otherwise would be issued upon such conversion, exchange or exercise.



                      The provisions of the immediately preceding sentence shall not apply to the extent that other adjustments in respect of such conversion,

exchange or redemption of Class A Common Stock are otherwise made pursuant to the provisions of such Convertible Securities.



                      4.3. NOTICE AND OTHER PROVISIONS.



                             (A) Not later than the tenth Trading Day following

the consummation of a Disposition referred to in paragraph (A) of subsection 4.1 of this Section II, the Corporation shall announce publicly by press release (1)

the Net Proceeds of such Disposition, (2) the number of shares outstanding of the Class A Common Stock, (3) the number of shares of Class A Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (4) the

Outstanding Atlantic Utility Fraction on the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in paragraph (A) of such subsection

4.1 it has irrevocably determined to take in respect of such Disposition.



                             (B) If the Corporation determines to pay a dividend

on shares of Class A Common Stock pursuant to subparagraph (A)(1)(a) of subsection 4.1 of this Section II, the Corporation shall, not later than the

30th Trading Day following the consummation of the Disposition referred to in such subparagraph, cause notice to be given to each holder of shares of Class A

Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of Class A Common Stock (unless alternate provision for such notice to the holders of such Convertible

Securities is made pursuant to the terms of such Convertible Securities),

setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition,

(2) the anticipated payment date of such dividend (which shall not be more than

85 Trading Days following the consummation of such Disposition), (3) the type of property to be paid as such dividend in respect of the outstanding shares of

Class A Common Stock, (4) the Net Proceeds of such Disposition, (5) the

Outstanding Atlantic Utility Fraction on the date of such notice, (6) the number of outstanding shares of Class A Common Stock and the number of shares of Class

A Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (7) in the case of notice to be given to holders of

Convertible Securities, a statement to the effect that a holder of such

Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence. Such notice shall be sent by first-class



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



mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.



                             (C) If the Corporation determines to redeem Class A

Common Stock pursuant to subparagraph (A)(1)(b)(i) of subsection 4.1 of this

Section II, the Corporation shall, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the Redemption Date, cause notice to be given to each holder of shares of Class A Common Stock, and to each holder of

Convertible Securities convertible into or exchangeable or exercisable for shares of Class A Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such

Convertible Securities), setting forth (1) a statement that all shares of Class

A Common Stock outstanding on the Redemption Date shall be redeemed, (2) the

Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net

Proceeds of such Disposition, (5) the Outstanding Atlantic Utility Fraction on

the date of such notice, (6) the place or places where certificates for shares of Class A Common Stock, properly endorsed or assigned for transfer (unless the

Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property, (7) the number of outstanding shares of

Class A Common Stock and the number of shares of Class A Common Stock into or for which such outstanding Convertible Securities are then convertible,

exchangeable or exercisable and the conversion, exchange or exercise price thereof, (8) in the case of notice to be given to holders of Convertible

Securities, a statement to the effect that a holder of such Convertible

Securities shall be entitled to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible

Securities on or prior to the Redemption Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this subsection 4 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (9) a statement to the effect that,

except as otherwise provided by paragraph (I) of this subsection 4.3, dividends on such shares of Class A Common Stock shall cease to be paid as of such

Redemption Date. Such notice shall be sent by first-class mail, postage prepaid,

to each such holder at such holder's address as the same appears on the transfer books of the Corporation.



                             (D) If the Corporation determines to redeem Class A

Common Stock pursuant to subparagraph (A)(1)(b)(ii) of subsection 4.1 of this

Section II, the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such subparagraph, cause notice to be given to each holder of shares of Class A Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of Class A Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of the Disposition in respect of which such redemption is to be made on which shares of Class

A Common Stock shall be selected for redemption, (2) the anticipated Redemption

Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such

Disposition, (5) the Outstanding Atlantic Utility Fraction, (6) the number of shares of Class A Common Stock outstanding and the number of shares of Class A

Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (7) in the case of notice to be given to holders of

Convertible Securities, a statement to the effect that a holder of such

Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such

Convertible Securities on or prior to the record date referred to in clause (1)

of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this subsection 4 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (8) a statement that the Corporation will not be required to register a transfer of any shares of Class A Common

Stock for a period of 15 Trading Days next preceding the date referred to in clause (1) of this sentence. Promptly following the date referred to in clause

(1) of the preceding sentence, but not earlier than 40 Trading Days nor later than 50 Trading Days following the consummation of such Disposition, the

Corporation shall cause a notice to be given to each holder of record of shares of Class A Common Stock to be redeemed setting forth (1) the number of shares of

Class A Common Stock held by such holder to be redeemed, (2) a statement that

Class A Common Stock shall be redeemed, (3) the Redemption Date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of Class A Common Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of Class A Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement),

are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the Redemption Date and (7) a statement to the effect that, except as otherwise provided by paragraph (I) of this subsection 4.3, dividends on such shares of Class A Common Stock shall cease to be paid as of the Redemption Date.

Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the

Corporation.



                             (E) If the Corporation determines to convert the

Class A Common Stock into Company Common Stock (or another class or series of common stock of the Corporation) pursuant to subparagraph (A)(2) or paragraph

(C), (D), (E) or (G) of subsection 4.1 of this Section II, the Corporation shall, not earlier than the 35th Trading Day and not later than the 45th Trading

Day prior to the Conversion Date, cause notice to be given to each holder of shares of Class A Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of Class A Common

Stock (unless alternate provision for such notice to the holders of such

Convertible Securities is made pursuant to the terms of such Convertible

Securities) setting forth (1) a
statement that all outstanding shares of Class A Common Stock shall be converted, (2) the Conversion Date (which, in the case of a conversion after a

Disposition, shall not be more than 85 Trading Days following the consummation of such Disposition and, in the case of a conversion after a tender or exchange offer pursuant to paragraph (E) or (G) of subsection 4.1 of this Section II,

shall not be less than 35 or more than 85 Trading Days following the consummation of such offer), (3) the per share number of shares of Class A

Common Stock or another class or series of common stock of the Corporation, as the case may be, to be received with respect to each share of Class A Common

Stock, including details as to the calculation thereof, (4) the place or places where certificates for shares of Class A Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of Class A Common

Stock, (5) the number of outstanding shares of Class A Common Stock and the number of shares of Class A Common Stock into or for which outstanding

Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) a statement to the effect that, except as otherwise provided by paragraph (I) of this subsection 4.3,

dividends on such shares of Class A Common Stock shall cease to be paid as of such Conversion Date and (7) in the case of notice to holders of such

Convertible Securities, a statement to the effect that a holder of such

Convertible Securities shall be entitled to receive shares of common stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this subsection 4 if such holder thereafter converts, exchanges or exercises such Convertible

Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.



                             (F) If the Corporation determines to redeem Class A

Common Stock pursuant to subparagraph (E) or (G) of subsection 4.1 of this

Section II, the Corporation shall, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the Redemption Date, cause notice to be given to each holder of shares of Class A Common Stock, and to each holder of

Convertible Securities convertible into or exchangeable or exercisable for shares of Class A Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such

Convertible Securities), setting forth (1) a statement that all shares of Class

A Common Stock outstanding on the Redemption Date shall be redeemed, (2) the

Redemption Date (which shall not be less than 35 or more than 85 Trading Days following the consummation of the applicable tender or exchange offer), (3) the redemption price for the shares, (4) the place or places where certificates for shares of Class A Common Stock, properly endorsed or assigned for transfer

(unless the Corporation waives such requirement), are to be surrendered for delivery of cash, (5) the number of outstanding shares of Class A Common Stock and the number of shares of Class A Common Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this subsection 4 if such holder thereafter converts, exchanges or exercises such

Convertible Securities and (7) a statement to the effect that, except as otherwise provided by paragraph (I) of this subsection 4.3, dividends on such shares of Class A Common Stock shall cease to be paid as of such Redemption

Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.



                             (G) If less than all of the outstanding shares of

Class A Common Stock are to be redeemed pursuant to subparagraph (A)(1) of subsection 4.1 of this Section II, the shares to be redeemed by the Corporation shall be selected from among the holders of shares of Class A Common Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among all such holders or by lot or by such other method as may be determined by the Board of Directors to be equitable.



                             (H) The Corporation shall not be required to issue

or deliver fractional shares of any capital stock or of any other securities to any holder of Class A Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this subsection 4. If more than one share of

Class A Common Stock shall be held at the same time by the same holder, the

Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution

(including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of Class A Common Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof on the fifth

Trading Day prior to the date such payment is to be made (without interest).



                             (I)    No adjustments in respect of dividends shall

be made upon the conversion or redemption of any shares of Class A Common Stock;

provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of Class A Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of Class A Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest,

notwithstanding the subsequent conversion or redemption of such shares.



                             (J) Before any holder of Class A Common Stock shall

be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with
respect to Class A Common Stock pursuant to this subsection 4, such holder shall surrender at such place as the Corporation shall specify certificates for Class

A Common Stock, properly endorsed or assigned for transfer (unless the

Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing shares of Class A Common

Stock deliver to the person for whose account such shares were so surrendered,

or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by paragraph (H) of this subsection 4.3, in each case without interest. If less than all of the shares of Class A Common Stock represented by any one certificate are to be redeemed or converted, the Corporation shall issue and deliver a new certificate for the shares of Class A Common Stock not redeemed.



                             (K) From and after any applicable Conversion Date

or Redemption Date, as the case may be, all rights of a holder of shares of

Class A Common Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares as required by paragraph (J) of this subsection 4.3, to receive the cash and/or the certificates or instruments representing shares of the kind of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by paragraph (H) of this subsection 4.3 and rights to dividends as provided in paragraph (I) of this subsection 4.3, in each case without interest. No holder of a certificate that immediately prior to the applicable Conversion Date represented shares of Class A Common Stock shall be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which Class A Common

Stock was converted until the surrender as required by this subsection 4 of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class or series of capital stock of the Corporation as of a record date after the Conversion Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a

Conversion Date, the Corporation shall, however, be entitled to treat the certificates for Class A Common Stock that have not yet been surrendered for conversion as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of Class A

Common Stock represented by such certificates shall have been converted,

notwithstanding the failure to surrender such certificates.



                             (L) The Corporation shall pay any and all

documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of Class A Common Stock pursuant to this subsection 4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of Class A

Common Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.



                             (M) Neither the failure to mail any notice required

by this subsection 4.3 to any particular holder of Class A Common Stock or of

Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of Class A Common

Stock or of Convertible Securities or the validity of any such conversion or redemption.



                             (N) The Board of Directors may establish such rules

and requirements to facilitate the effectuation of the transactions contemplated by this subsection 4 as the Board of Directors shall determine to be appropriate.



               5. MERGERS AND CONSOLIDATIONS. In the event of a merger or consolidation to which the Corporation is a party and pursuant to which the holders of common stock of the Corporation are entitled to receive securities or other consideration or pursuant to which shares of common stock of the

Corporation are converted into securities or other consideration, the holder of each outstanding share of Class A Common Stock shall be entitled to receive, or to have such share converted into, as the case may be, the securities or other consideration attributable pursuant to such merger or consolidation to the number of shares of Company Common Stock (or, if the Company Common Stock is not

Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Class A Common Stock) are then Publicly

Traded, of such other class or series of common stock as has the largest Market

Capitalization as of the close of business on the Trading Day immediately preceding the date of the first public announcement of such merger or consolidation) equal to the Market Value Ratio of the Class A Common Stock to

the Company Common Stock as of the Trading Day immediately preceding the date of the first public announcement of such merger or consolidation, subject to adjustment as determined by the Board of Directors to be appropriate to reflect any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of either class of Common Stock or any dividend or other distribution of shares of such class of Common Stock to holders of shares of such class of Common Stock after such date and prior to the consummation of such merger or consolidation.



               6. BOARD DETERMINATIONS BINDING. Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this Article IV, and any determinations with respect to any Group or the rights of the holders of any class of Common Stock made pursuant to or in furtherance of this Article IV, shall be final and binding on all stockholders.

               7. CERTAIN DEFINITIONS. As used in this Article IV, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this Article IV, references to the "Board of Directors" shall refer to the Board of Directors of the Corporation. As used in this subsection 7, a "contribution" or "transfer" of assets or properties from one Group to another shall refer to the re-attribution of such assets or properties from the contributing or transferring Group to the other Group and correlative phrases shall have correlative meanings.



                      7.1.   ATLANTIC UTILITY GROUP shall mean, as of any date

from and after the Effective Date:



                             (A)    the interest of the Corporation on such date

in Atlantic City Electric Company, a New Jersey corporation (the "Atlantic

Utility Group Company"), and any successor companies, and solely those lines of business in which the Atlantic Utility Group Company was engaged as of August 9,

1996, and the assets and liabilities attributable to those lines of business,

and which meet all of the criteria listed in clause (i) below, as of August 9,

1996, specifically excluding those businesses, lines of business, and products and services listed in clause (ii) below, and specifically including those businesses, lines of business and products and services listed in clause (iii)

below:



                                    (i)     only those businesses meeting all of

the following criteria as of August 9, 1996 shall be included in the Atlantic

Utility Group: (a) price regulated by the New Jersey Board of Public Utilities,

including, without limitation, off-tariff agreements; (b) directly related to the supply of electricity (generation and purchase of electricity) or the delivery of electricity (transmission and distribution of electricity); and (c)

a line of business for which Atlantic Utility Group Company has a franchise;



                                    (ii) specifically excluded from the Atlantic

Utility Group are the following businesses, lines of business and products and services, which list is not intended to be inclusive: (a) Appliance Shield program, (b) lighting upgrade programs, (c) water heater service business, (d)

thermostat sales, (e) telecommunications business and investments, (f) energy services and consulting, (g) utility services and consulting (e.g. plant services and electrical equipment O&M services), (h) Atlantic Energy

International, and (i) Atlantic Energy Enterprises and its subsidiaries;



                                    (iii)   specifically included in the

Atlantic Utility Group is the Deepwater Operating Company.



                             (B) all assets and liabilities of the Corporation

and its subsidiaries (other than capital stock of a subsidiary) and liabilities relating to the notional obligation of the Atlantic Utility Group to the

Residual Group described in clause (iii) of the definition of Company Net Income

(Loss) Attributable to the Atlantic Utility Group on such date attributed by the

Board of Directors to any of the Atlantic Utility Group Company or the businesses thereof, whether or not such assets or liabilities are or were also assets and liabilities of the Atlantic Utility Group Company, including, without limitation, the assets and liabilities as of the Effective Date specified in the schedules filed with the records of the actions of the Board of Directors (a copy of which shall be made available to any stockholder of the Corporation upon written request therefor);



                             (C) all properties and assets transferred to the

Atlantic Utility Group from the Residual Group (other than a transaction pursuant to paragraph (D) of this subsection 7.1) after the Effective Date pursuant to transactions in the ordinary course of business of both the Residual

Group and the Atlantic Utility Group or otherwise as the Board of Directors may have directed;



                             (D) all properties and assets transferred to the

Atlantic Utility Group from the Residual Group in connection with an increase in the Number of Shares Issuable with respect to the Intergroup Interest; and



                             (E)    the interest of the Corporation or any of

its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the Atlantic Utility Group, as determined by the

Board of Directors;



provided that (1) from and after the payment date of any dividend or other distribution with respect to shares of Class A Common Stock (other than a dividend or other distribution payable in shares of Class A Common Stock, with respect to which adjustment shall be made as provided in paragraph (A) of subsection 7.16, or in securities of the Corporation attributed to the Atlantic

Utility Group, for which provision shall be made as set forth in clause (2) of this proviso), the Atlantic Utility Group shall no longer include an amount of assets or properties previously attributed to the Atlantic Utility Group of the same kind as so paid in such dividend or other distribution with respect of shares of Class A Common Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (a) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of Class A Common Stock declared multiplied by (b) a fraction the numerator of which is equal to the Intergroup Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding Atlantic Utility Fraction in effect on the record date for such dividend or distribution, (2) if the Corporation shall pay a dividend or make some other distribution with respect to shares of Class A Common Stock payable in securities of the Corporation that are attributed to the Atlantic

Utility Group for purposes of this Article IV (other than Class A Common Stock),

there shall be excluded from the Atlantic Utility Group an interest in the

Atlantic Utility Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of Class A Common Stock multiplied by the fraction specified in clause 1(b) of this proviso (determined as of the record date for such distribution) (and such interest in the Atlantic Utility Group shall be attributed to the Residual Group) and, to the extent interest is or dividends are paid on the securities so
distributed, the Atlantic Utility Group shall no

longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in the Atlantic Utility Group deemed held by the

Residual Group if the securities equivalent to such interest were outstanding

(and in such eventuality such assets as are no longer included in the Atlantic

Utility Group shall be attributed to the Residual Group) and (3) from and after any transfer of any assets or properties from the Atlantic Utility Group to the

Residual Group, the Atlantic Utility Group shall no longer include such assets or properties so contributed or transferred. The Corporation may also, to the extent a dividend or distribution on the Class A Common Stock has been paid in

Convertible Securities that are convertible into or exchangeable or exercisable for Class A Common Stock, cause such Convertible Securities as are deemed to be held by the Residual Group in accordance with the third to last sentence of subsection 7.21 of this Article IV and clause (2) of the proviso to the immediately preceding sentence to be deemed to be converted, exchanged or exercised as provided in the penultimate sentence of subsection 7.21, in which case such Convertible Securities shall no longer be deemed to be held by the

Residual Group.



        7.2. ATLANTIC UTILITY GROUP AVAILABLE DIVIDEND AMOUNT, on any date,

shall mean either:



                 (i)(x) the amount equal to the product of (1) the Outstanding

Atlantic utility Fraction as of such date multiplied by (2) an amount equal to the fair market value of the total assets attributed to the Atlantic Utility

Group less the total amount of the liabilities attributed to the Atlantic

Utility Group (provided that preferred stock shall not be treated as a liability), in each case as of such date and determined on a basis consistent with that applied in determining Company Net Income (Loss) Attributable to the

Atlantic Utility Group, minus (y) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Class A

Common Stock and shares of each class or series of Preferred Stock attributed to the Atlantic Utility Group, plus (z) the amount, as of such date, of amortization of goodwill during the period from the Effective Date through such date arising from the mergers (together, the "Mergers") of Atlantic Energy,

Inc., a New Jersey corporation, with and into the Corporation, and of DS Sub,

Inc., a Delaware corporation, with and into Delmarva Power & Light Company, a

Delaware corporation, with respect to the Atlantic Utility Group (determined as set forth in clause (ii) of the definition of Company Net Income (Loss)

Attributable to the Atlantic Utility Group), or



                 (ii) in case the total amount calculated pursuant to clause (i)

above is not a positive number, an amount equal to Company Net Income (Loss)

Attributable to the Atlantic Utility Group (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.



        Notwithstanding the foregoing provisions of this subsection 7.2, and consistent with subsection 7.6 of this Article IV, at any time when there are not outstanding both (i) one or more shares of Residual Common Stock or

Convertible Securities convertible into or exchangeable or exercisable for

Residual Common Stock and (ii) one or more shares of Class A Common Stock or

Convertible Securities convertible
into or exchangeable or exercisable for Class A Common Stock, the "Available

Dividend Amount," on any calculation date during such time period, with respect to the Residual Common Stock or the Class A Common Stock, as the case may be

(depending on which of such classes of Common Stock or Convertible Securities convertible into or exchangeable or exercisable for such class of Common Stock is outstanding), shall mean the amount available for the payment of dividends on such Common Stock in accordance with law.



                 7.3. COMPANY NET INCOME (LOSS) ATTRIBUTABLE TO THE ATLANTIC

UTILITY GROUP, for any period through any date, shall mean (i) the net income or loss of the Atlantic Utility Group for such period (or in respect of the fiscal periods of the Corporation commencing prior to the Effective Date, the pro forma net income or loss of the Atlantic Utility Group for such period as if the

Effective Date had been the first day of such period) determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the Atlantic Utility Group on a basis substantially consistent with attributions of income and expense made in the calculation of Company Net Income (Loss) Attributable to the Residual

Group, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes, increased (or, in the case of a loss, reduced) by (ii) the amount of amortization of goodwill arising from the Mergers with respect to the Atlantic Utility Group to the extent but only to the extent such goodwill would otherwise decrease the Company Net Income

Attributable to the Atlantic Utility Group or increase the Company Net Loss

Attributable to the Atlantic Utility Group (such amount calculated for fiscal periods of the Corporation commencing prior to the Effective Date on a pro forma basis as if the Effective Date had been the first day of the relevant period),

determined in accordance with generally accepted accounting principles in effect at such time applied on a basis substantially consistent with that applied in determining Company Net Income (Loss) Attributable to the Atlantic Utility Group

and reduced (or, in the case of a loss, increased) by (iii) an amount equal to

$40 million per fiscal year and by (iv) the amount of dividends paid in such period (or, in respect of fiscal periods of the Corporation commencing prior to the Effective Date, the pro forma amount of dividends paid in such period as if the Effective Date had been the first day of such period) with respect to shares of preferred and preference stock of Atlantic Utility Group Company.



                 7.4. COMPANY NET INCOME (LOSS) ATTRIBUTABLE TO THE RESIDUAL

GROUP, for any period through any date, shall mean (i) the net income or loss of the Residual Group for such period (or in respect of fiscal periods of the

Corporation commencing prior to the Effective Date, the pro forma net income or loss of the Residual Group for such period as if the Effective Date had been the first day of such period) determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the Residual Group on a basis substantially consistent with attributions of income and expense made in the calculation of

Company Net Income (Loss) Attributable to the Atlantic Utility Group, including,

without
limitation, corporate administrative costs, net interest and other financial costs and income taxes, reduced (or, in the case of a loss, increased) by (ii)

the amount of amortization of goodwill arising from the Mergers with respect to the Atlantic Utility Group to the extent but only to the extent such goodwill results in a decrease (increase) in the Company Net Income (Loss) Attributable to the Atlantic Utility Group pursuant to clause (ii) of subsection 7.3 of this

Article IV (such amount calculated for fiscal periods of the Corporation commencing prior to the Effective Date on a pro forma basis as if the Effective

Date had been the first day of the relevant period), determined in accordance with generally accepted accounting principles in effect at such time applied on a basis substantially consistent with that applied in determining Company Net

Income (Loss) Attributable to the Atlantic Utility Group (excluding the portion thereof, if any, already applied to reduce net income or increase net loss of the Residual Group for such period by virtue of the Intergroup Interest

Fraction) and increased (or, in the case of a loss, decreased) by (iii) the amount described in clause (iii) of the definition of Company Net Income (Loss)

Attributable to the Atlantic Utility Group.



                 7.5. CONVERSION DATE shall mean the date fixed by the Board of

Directors as the effective date for the conversion of shares of Class A Common

Stock into shares of Company Common Stock (or another class or series of common stock of the Corporation) as shall be set forth in the notice to holders of shares of Class A Common Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of Class A Common

Stock required pursuant to paragraph (E) of subsection 4.3 of this Section II.



                 7.6. CONVERTIBLE SECURITIES at any time shall mean any

securities of the Corporation or of any subsidiary thereof (other than shares of

Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any class of Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of antidilution provisions of such securities only upon the effectiveness thereof.



                 7.7. DISPOSITION shall mean a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets (including stock, other securities and goodwill).



                 7.8. EFFECTIVE DATE shall mean the date on which the merger of

Atlantic Energy, Inc., a New Jersey corporation, with and into the Corporation,

and the merger of DS Sub, Inc., a Delaware corporation, with and into Delmarva

Power & Light Company, a Delaware corporation, shall become effective.



                 7.9. FAIR VALUE shall mean, in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such value, as so defined, can be determined) or, in
the case of an equity security or debt security that has not been Publicly

Traded for at least such period, shall mean the fair value per share of stock or per other unit of such other security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is, as determined in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors; provided, however, that in the case of property other than securities, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.



                 7.10. GROUP shall mean, as of any date, the Residual Group or the Atlantic Utility Group, as the case may be.



                 7.11. INTERGROUP INTEREST FRACTION as of any date shall mean a fraction the numerator of which shall be the Number of Shares Issuable with

Respect to the Intergroup Interest on such date and the denominator of which shall be the sum of (A) such Number of Shares Issuable with Respect to the

Intergroup Interest and (B) the aggregate number of shares of Class A Common

Stock outstanding on such date. A statement setting forth the Intergroup

Interest Fraction as of the record date for any dividend or distribution on any class of Common Stock, as of the effective date of any conversion, exchange or exercise of Convertible Securities into or for shares of Class A Common Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the Board of Directors of the

Corporation not later than ten days after such date.



                 7.12. MARKET CAPITALIZATION of any class or series of common stock on any date shall mean the product of (i) the Market Value of one share of such class or series of common stock on such date and (ii) the number of shares of such class or series of common stock outstanding on such date.



                 7.13. MARKET VALUE of a share of any class or series of capital stock of the Corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such

Trading Day or, in case no such reported sale takes place on such Trading Day,

the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the

New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such

Trading Day, on the NASDAQ National Market or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on such National Market System on such Trading

Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any

New York Stock Exchange member firm selected from time to time by the

Corporation or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series; provided that, for purposes of determining the market value of a share of any class or series of capital stock for any period, (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Market Value" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible

Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the

Board of Directors, to reflect such subdivision, combination, dividend or distribution.



                 7.14. MARKET VALUE RATIO OF THE CLASS A COMMON STOCK TO THE

COMPANY COMMON STOCK as of any date shall mean the fraction (which may be greater than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of Company Common Stock (or another class or series of common stock of the Corporation, if so provided by subsection 4.1 or subsection

5 of this Section II because Company Common Stock is not then Publicly Traded)

to be issued in respect of a share of Class A Common Stock upon a conversion of

Class A Common Stock into Company Common Stock (or another class or series of common stock of the Corporation) in accordance with subsection 4.1 of this

Section II or to determine the consideration attributable to a share of Class A

Common Stock in accordance with subsection 5 of this Section II, based on the ratio of the market value of a share of Class A Common Stock to the market value of a share of Company Common Stock (or such other common stock) as of such date,

determined by the fraction the numerator of which shall be the sum of (A) four times the average Market Value of one share of Class A Common Stock over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of Class A Common Stock over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of Class A Common

Stock over the period of five consecutive Trading Days ending on the tenth

Trading Day prior to such date and (D) the average Market Value of one share of

Class A Common Stock over the period of five consecutive Trading Days ending on the fifteenth Trading Day prior to such date and the denominator of which shall be the sum of (A) four times the average Market Value of one share of Company

Common Stock (or such other common stock) over the period of five consecutive

Trading Days ending
on such date, (B) three times the average Market Value of one share of Company

Common Stock (or such other common stock) over the period of five consecutive

Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of Company Common Stock (or such other common stock) over the period of five consecutive Trading Days ending on the tenth Trading Day prior to such date and (D) the average Market Value of one share of Company Common Stock (or such other common stock) over the period of five consecutive Trading Days ending on the fifteenth Trading Day prior to such date.



                 7.15. NET PROCEEDS shall mean, as of any date with respect to any Disposition of any of the properties and assets attributed to the Atlantic

Utility Group an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for, (A) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the Residual Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to subparagraph (A)(1)(a) or

(b) of subsection 4.1 of this Section II, (B) any transaction costs, including,

without limitation, any legal, investment banking and accounting fees and expenses, (C) any liabilities (contingent or otherwise) of or attributed to the

Atlantic Utility Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of Preferred Stock attributed to the

Atlantic Utility Group and (D) a capitalized amount (as determined by the Board of Directors) of the notional obligation of the Atlantic Utility Group to the

Residual Group described in clause (iii) of the definition of Company Net Income

(Loss) Attributable to the Atlantic Utility Group. For purposes of this definition, any properties and assets attributed to the Atlantic Utility Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs, liabilities (contingent or otherwise) and capitalized amount as the Board of Directors determines can be expected to be supported by such properties and assets.



                 7.16. NUMBER OF SHARES ISSUABLE WITH RESPECT TO THE INTERGROUP

INTEREST shall, as of the Effective Date, be 15,308,094.66; provided, however,

that such number shall from time to time thereafter be:



                       (A)    adjusted as determined by the Board of Directors

to be appropriate to reflect any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the Class A Common Stock or any dividend or other distribution of shares of Class A Common Stock to holders of shares of Class A Common Stock or any reclassification of Class A Common

Stock;



                       (B)    decreased (but to not less than zero) by action

of the Board of Directors by (1) the number of shares of Class A Common Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included (as
determined by the Board of Directors pursuant to paragraph (C) of this subsection 7.16) in the Number of Shares Issuable with Respect to the Intergroup

Interest, (2) the number of shares of Class A Common Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number of Shares Issuable with Respect to the Intergroup Interest, (3) the number of shares of Class A Common Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Company Common Stock, (4) the number of shares of Class A Common Stock issued upon the conversion, exchange or exercise of any

Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Company Common Stock, or (5) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the aggregate Fair Value as of the date of contribution of properties or assets

(including cash) transferred from the Atlantic Utility Group to the Residual

Group in consideration for a reduction in the Number of Shares Issuable with

Respect to the Intergroup Interest divided by (b) the Market Value of one share of Class A Common Stock as of the date of such transfer; and



                       (C)    increased by (1) the number of outstanding shares

of Class A Common Stock repurchased by the Corporation for consideration that is attributed as provided by subsection 7.21 to the Residual Group and (2) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the Fair Value of properties or assets (including cash)

theretofore attributed as provided by subsection 7.21 to the Residual Group that are contributed to the Atlantic Utility Group in consideration of an increase in the Number of Shares Issuable with Respect to the Intergroup Interest, divided by (b) the Market Value of one share of Class A Common Stock as of the date of such contribution and (3) the number of shares of Class A Common Stock into or for which Convertible Securities are deemed converted, exchanged or exercised pursuant to the penultimate sentence of the definition of "Residual Group" in subsection 7.21 of this Section II.



                 7.17. OUTSTANDING ATLANTIC UTILITY FRACTION, as of any date,

means the fraction (which may simplify to 1/1) the numerator of which shall be the number of shares of Class A Common Stock outstanding on such date and the denominator of which shall be the sum of the number of shares of Class A Common

Stock outstanding on such date and the Number of Shares Issuable with Respect to the Intergroup Interest on such date. A statement setting forth the Outstanding

Atlantic Utility Fraction as of the record date for the payment of any dividend or distribution on any class of Common Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the actions of the Board of Directors not later than ten days after such date.



                 7.18. PUBLICLY TRADED with respect to any security shall mean

(i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any
successor provision of law), and (ii) listed for trading on the New York Stock

Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended

(or any successor provision of law), that is the successor to either such exchange) or quoted in the National Association of Securities Dealers Automation

Quotation System (or any successor system).



                 7.19. REDEMPTION DATE shall mean the date fixed by the Board of

Directors as the effective date for a redemption of shares of Class A Common

Stock, as set forth in a notice to holders thereof required pursuant to paragraph (C), (D) or (F) of subsection 4.3 of this Section II.



                 7.20. RELATED BUSINESS TRANSACTION means any Disposition of all or substantially all the properties and assets attributed to the Atlantic

Utility Group in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of (1) any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Atlantic

Utility Group prior to such Disposition, as determined by the Board of

Directors.



                 7.21. RESIDUAL GROUP shall mean, as of any date from and as of the Effective Date:



                       (A)    the interest of the Corporation or any of its

subsidiaries on such date in all of the assets, liabilities and businesses of the Corporation or any of its subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed in accordance with this

Article IV to the Atlantic Utility Group;



                       (B)    a proportionate undivided interest in each and

every business, asset and liability attributed to the Atlantic Utility Group equal to the Intergroup Interest Fraction as of such date;



                       (C)    all properties and assets transferred to the

Residual Group from the Atlantic Utility Group (other than pursuant to paragraph

(D) of this subsection 7.21) after the Effective Date pursuant to transactions in the ordinary course of business of both the Residual Group and the Atlantic

Utility Group or otherwise as the Board of Directors may have directed;

                       (D)    all properties and assets transferred to the

Residual Group from the Atlantic Utility Group in connection with a reduction of the Number of Shares Issuable with Respect to the Intergroup Interest;



                       (E)    the interest of the Corporation or any of its

subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside the ordinary course of business and attributed to the Residual Group, as determined by the Board of

Directors; and



                       (F)     from and after the payment date of any dividend

or other distribution with respect to shares of Class A Common Stock (other than a dividend or other distribution payable in shares of Class A Common Stock, with respect to which adjustment shall be made as provided in paragraph (A) of subsection 7.16 of this Section II, or in securities of the Corporation attributed to the Atlantic Utility Group, for which provision shall be made as set forth in the third to last sentence of this definition), an amount of assets or properties previously attributed to the Atlantic Utility Group of the same kind as were paid in such dividend or other distribution with respect to shares of Class A Common Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (1) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of Class A Common Stock declared multiplied by (2) a fraction the numerator of which is equal to the Intergroup Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding Atlantic Utility Fraction in effect on the record date for such dividend or distribution; provided that from and after any transfer of any assets or properties from the Residual Group to the Atlantic Utility Group,

the Residual Group shall no longer include such assets or properties so transferred (other than as reflected in respect of such a transfer by the

Intergroup Interest Fraction, as provided by paragraph (B) of this subsection

7.21).



                     If the Corporation shall pay a dividend or make some other distribution with respect to shares of Class A Common Stock payable in securities of the Corporation that are attributed to the Atlantic Utility Group for purposes of this Article IV (other than Class A Common Stock), the Residual

Group shall be deemed to hold an interest in the Atlantic Utility Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of Class

A Common Stock multiplied by the fraction specified in clause (2) of paragraph

(F) of this subsection 7.21 (determined as of the record date for such distribution) and, to the extent interest is or dividends are paid on the securities so distributed, the Residual Group shall include, and there shall be transferred thereto out of the Atlantic Utility Group, a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of such securities so deemed to be held by the Residual

Group if such securities were outstanding. The Corporation may also, to the extent the securities so paid as a dividend or other distribution to the holders of Class A Common Stock are Convertible Securities and at the time are convertible into or exchangeable or exercisable for shares of Class A Common

Stock, treat such Convertible Securities as are so deemed to be held by the Residual Group to be deemed to be converted, exchanged or exercised, and shall do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, the Residual Group shall then no longer include an amount of the kind of properties or assets required to be paid as such consideration for the amount of Convertible Securities deemed converted,

exchanged or exercised (and the Atlantic Utility Group shall be attributed such properties or assets)), in which case, from and after such time, the securities into or for which such Convertible Securities so deemed to be held by the

Residual Group were so considered converted, exchanged or exercised shall be deemed held by the Residual Group (as provided in clause (3) of paragraph (C) of subsection 7.16 of this Section II) and such Convertible Securities shall no longer be deemed to be held by the Residual Group. A statement setting forth the election to effectuate any such deemed conversion, exchange or exercise of

Convertible Securities so deemed to be held by the Residual Group and the properties or assets, if any, to be attributed to the Atlantic Utility Group in consideration of such conversion, exchange or exercise (if any) shall be filed in the records of the actions of the Board of Directors and, upon such filing,

such deemed conversion, exchange or exercise shall be effectuated.



                 7.22. RESIDUAL GROUP AVAILABLE DIVIDEND AMOUNT, on any date,

shall mean either:



                       (i)(x)  the amount equal to the fair market value of the

total assets attributed to the Residual Group less the total amount of the liabilities attributed to the Residual Group (provided that preferred stock shall not be treated as a liability), in each case as of such date and determined on a basis consistent with that applied in determining Company Net

Income (Loss) Attributable to the Residual Group, minus (y) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Company Common Stock and shares of each class or series of

Preferred Stock attributed to the Residual Group, minus (z) the amount, if any,

as of such date, of amortization of goodwill during the period from the

Effective Date through such date arising from the Mergers with respect to the

Atlantic Utility Group (determined as set forth in clause (ii) of the definition of Company Net Income (Loss) Attributable to the Residual Group and, as in such clause (ii), excluding the portion thereof, if any, already applied to reduce net income or increase net loss of the Residual Group for such period by virtue of the Intergroup Interest Fraction), or



                       (ii)   in case the total amount calculated pursuant to

clause (i) above is not a positive number, an amount equal to Company Net Income

(Loss) Attributable to the Residual Group (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.



Notwithstanding the foregoing provisions of this subsection 7.22, at any time when there are not outstanding both (i) one or more shares of Company Common

Stock or Convertible Securities convertible into or exchangeable or exercisable for Company Common Stock and

(ii) one or more shares of Class A Common Stock or Convertible Securities convertible into or exchangeable or exercisable for Class A Common Stock, the

"Available Dividend Amount," on any calculation date during such time period,

with respect to the Company Common Stock or the Class A Common Stock, as the

case may be (depending on which of such classes of Common Stock or Convertible

Securities convertible into or exchangeable or exercisable for such class of

Common Stock is outstanding), shall mean the amount available for the payment of dividends on such Common Stock in accordance with law.



                 7.23. TIME-WEIGHTED MARKET PRICE as of any date with respect to any class of Common Stock shall mean an amount equal to (i) the sum of (A) four times the average Market Value of one share of such class of Common Stock over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of such class of Common Stock over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of such class of

Common Stock over the period of five consecutive Trading Days ending on the tenth Trading Day prior to such date and (D) the average Market Value of one share of such class of Common Stock over the period of five consecutive Trading

Days ending on the fifteenth Trading Day prior to such date, divided by (ii) ten

(10).



                 7.24. TRADING DAY shall mean each weekday other than any day on which the relevant class of common stock of the Corporation is not traded on any national securities exchange or quoted in the NASDAQ National Market or in the over-the-counter market.



        SECTION III. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to fix the number of shares in each series, the designation thereof, the voting powers, preferences and relative participating, optional or other special rights thereof, and the qualifications or restrictions thereon, of each series and the variations in such voting powers and preferences and rights as between series. Any shares of any class or series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock,

without designation as to series, and may be reissued as part of any series of

Preferred Stock created by resolution or resolutions of the Board of Directors,

subject to the conditions and restrictions on issuance set forth in this certificate of incorporation or in such resolution or resolutions.

                                   ARTICLE V.



                               BOARD OF DIRECTORS



        SECTION I. POWERS. The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors, which shall exercise all of the powers of the Corporation except as are by law or by this

Certificate of Incorporation or the Bylaws of the Corporation conferred upon or reserved to the stockholders of the Corporation.



        SECTION II. NUMBER, TENURE AND QUALIFICATIONS OF DIRECTORS.



               1. NUMBER OF DIRECTORS. The Board of Directors shall consist of no fewer than 9 and no more than 18 directors, as determined from time to time by resolution of the Board of Directors.



               2. TERMS OF DIRECTORS. The directors shall be divided into three classes for the purpose of providing for staggered director terms, to be designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be elected for a term expiring on the first annual meeting of stockholders following the Effective

Date, Class II directors shall be elected for a term expiring on the second annual meeting of stockholders following the Effective Date, and Class III directors shall be elected for a term expiring on the third annual meeting of stockholders following the Effective Date. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement,

disqualification or removal from office. Except as otherwise required by law or in this Certificate of Incorporation, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.



               3. REMOVAL OF DIRECTORS. Any director, or the entire Board of

Directors, may be removed from office only for cause and only by the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then
outstanding shares of capital stock of the Corporation of any class or series entitled to vote in the election of directors generally, voting together as one class at an annual meeting or at a special meeting of the stockholders called for such purpose.



               4. CLASS VOTES FOR DIRECTORS. Notwithstanding the foregoing,

whenever the holders of any one or more classes or series of stock issued by the

Corporation shall have the right, voting separately by class or series, to elect directors, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of

Incorporation applicable thereto, as amended, and such directors so elected shall not be divided into classes pursuant to this Article V, Section II unless expressly provided by such terms.



        SECTION III. ADDITIONAL AUTHORITY OF BOARD.  In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the

Corporation.



        SECTION IV. NOMINATION AND ELECTION OF DIRECTORS. Subject to the rights of holders of any class or series of stock having a preference over the Common

Stock as to dividends or upon liquidation, dissolution or winding up of the

Corporation, nominations for the election of directors shall be made by a nominating committee of the Board of Directors if then constituted pursuant to the Bylaws of the Corporation, or if no nominating committee has been constituted, by the Board of Directors. In addition, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders, but only if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting of stockholders. In the event that the date of the annual meeting of stockholders is advanced by more than thirty days or delayed by more than sixty days from such anniversary or in the case of the Corporation's first annual meeting of stockholders after the Effective Date, notice by the stockholder to be timely must be received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting or (b) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. Each such notice by a stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at a meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder or any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with,

such stockholder (an "Affiliate" of such stockholder) and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation which are









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



beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder's notice; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f)

the written consent of each nominee to serve as a director of the Corporation if so elected. The stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, with respect to the matters set forth in this

Article V, Section IV.



        In addition, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only if written notice of such stockholder's intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth day prior to such special meeting or (ii) the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by the

Corporation, whichever comes first. The stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article V, Section IV.



        No person shall be eligible for election as a director of the

Corporation unless nominated in accordance with the procedures set forth in this

Article V, Section IV. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article V, Section IV, and if he or she should so determine, the defective nomination shall be disregarded.



        Elections of directors shall be by written ballot.



                                   ARTICLE VI.



                                  STOCKHOLDERS



        SECTION I. MEETINGS OF STOCKHOLDERS; BOOKS. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide.

Any action required or permitted to be taken by the stockholders of the

Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by a consent in writing by any such holders. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation,

dissolution or winding up of the Corporation, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. The books of the Corporation may be kept (subject to any provision of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the

Bylaws of the Corporation.



        Except as otherwise required by law or by this Certificate of

Incorporation, the holders of not less than a majority in voting power of the shares entitled to vote at any meeting of stockholders, present in person or by proxy, shall constitute a quorum, and in all matters other than the election of directors the act of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter shall be deemed the act of the stockholders. Directors shall be elected by a plurality of the vote of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote in the election of directors. If a quorum shall fail to attend any meeting, the presiding officer may adjourn the meeting to another place, date or time.



        SECTION II. PROPOSALS OF STOCKHOLDERS. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be brought properly before an annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b)

otherwise properly brought before the meeting by or at the direction of the

Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received no less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided,

however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary or in the case of the Corporation's first annual meeting of stockholders after the Effective Date, notice by the stockholder, to be timely, must be received not earlier than the ninetieth day prior to such annual meeting of stockholders and not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting or (b) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders: (a) a brief description of the business desired to be brought before the annual meeting of stockholders and the reasons for conducting such business at such meeting, (b) the name and address, as they appear on the

Corporation's books, of the stockholder proposing such business, (c) the class,

series and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder or any

Affiliate of the stockholder in such business. The stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article VI,

Section II. To be properly brought before a special meeting, business must be

(a) specified in the notice of
meeting (or any supplement thereto) given by or at the direction of the Board of

Directors or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors. No business may be brought before a special meeting by stockholders.



        No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article VI, Section II. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article VI, Section II, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision.



        SECTION III. POWER TO AMEND BYLAWS. The stockholders shall have the power and authority to amend the Bylaws of the Corporation only by the affirmative vote of 80% or more of the aggregate number of votes that the holders of the then outstanding shares of Common Stock and Preferred Stock are entitled to cast on the amendment.



                                  ARTICLE VII.



                                   AMENDMENTS



        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that except with respect to the designation of the rights and preferences of series of

Preferred Stock pursuant to Article IV, Section III, which is delegated to the

Board of Directors, and notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this

Certificate of Incorporation or the Bylaws of the Corporation), any lawful amendment of this Certificate of Incorporation may be made by affirmative vote by at least the proportion specified below of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred

Stock are entitled to cast on the amendment and, if the shares of one or more classes or series are entitled under this Certificate of Incorporation or otherwise by law to vote thereon as a class, affirmative vote by the same proportion of the aggregate number of votes which the holders of the then outstanding shares of such one or more classes or series are entitled to cast on the amendment. The proportion referred to above in this Article VII shall be 80%

in the case of any amendment of the provisions set forth in Section III of

Article IV, Article V and Article VI of this Certificate of Incorporation and this Article VII and shall be a majority in all other cases.

                                  ARTICLE VIII.



                      LIMITATION ON DIRECTOR LIABILITY AND

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS



        SECTION I. LIMITED LIABILITY. A person who is or was a director of the

Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director,

except for liability (a) for any breach of the director's duty of loyalty to the

Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under

Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The elimination and limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office, and no amendment, repeal or modification of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.



        SECTION II.  RIGHT TO INDEMNIFICATION.



               1. Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,

whether civil, criminal, administrative or investigative (hereinafter a

"proceeding"), by reason of the fact that he or she, or the person of whom he or she is the legal representative, is or was a director or officer of the

Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership,

joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the

Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided,

however, that, except as provided in this Article VIII, Section II, the

Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if authorized by the Board of Directors of the Corporation. Any indemnification under this Article VIII, Section II (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard set forth in the DGCL. Such a determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (b) by independent legal counsel

(compensated by the Corporation) in a written opinion; (c) by the stockholders;

or (d) in any other manner permitted by the DGCL. In addition to the right to indemnification conferred in this Article VIII, Section II, each of the above persons shall have the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided,

however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the

Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation,

service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section II or otherwise. The

Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. The right to indemnification and to an advancement of expenses conferred in this Article

VIII, Section II, shall be a contract right.



               2. If a claim under paragraph 1 of this Section II is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim (including attorneys' fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the

Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the

Corporation. Neither the failure of the Corporation (including its Board of

Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by the claimant to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the claimant is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.



               3. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII, Section II, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.



               4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.



               5. The Corporation may enter into an indemnity agreement with any director, officer, employee or agent of the Corporation, or of another corporation, partnership, joint venture, trust or other enterprise, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not impermissible under applicable law.



               6. Any amendment or repeal of this Article VIII, Section II,

shall not be retroactive in effect.



               7. In case any provision in this Article VIII, Section II, shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to the persons indemnified hereby to the fullest extent permitted by law.



               8. The Corporation may, by action of the Board of Directors,

authorize one or more officers to grant rights to indemnification and advancement of expenses to employees or agents of the Corporation on such terms and conditions as such officer or officers deem appropriate under the circumstances.

               IN WITNESS WHEREOF, the undersigned has caused this Restated

Certificate of Incorporation to be executed by its Senior Vice President and

Chief Financial Officer this 2nd day of March, 1998.



                                    CONECTIV









                                     By /s/ B. S. Graham

                                       ---------------------------------------

                                       Name: B. S. Graham

                                       Title: Senior Vice President and

                                              Chief Financial Officer